Exhibit 1

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Joe Chybowski and Ben Klocke, each with full power and authority to act alone, as the undersigned’s true and lawful attorney-in-fact to:

(1)           prepare, execute for and on behalf of the undersigned, and submit to the United States Securities and Exchange Commission (the “Commission”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the Commission of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 13(d) of the Exchange Act, or any rule or regulation of the Commission;

(2)           execute for and on behalf of the undersigned, in the undersigned’s capacity as a reporting person of Bridgewater Bancshares, Inc. (the “Company”), Forms 3, 4 and 5 in accordance with Section 16(a) of the Exchange Act and the rules thereunder, or Forms 144 pursuant to the Exchange Act;

(3)           execute for and on behalf of the undersigned, in the undersigned’s capacity as a more than five percent (5%) shareholder of the Company, any Schedule 13D or Schedule 13G and any amendments thereto in accordance with Section 13(d) of the Exchange Act and the rules thereunder;

(4)           do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, 5, Form 144 or any Schedule 13D or Schedule 13G, including any amendment or amendments thereto and file such form or schedule with the Commission and the applicable stock exchange or similar authority;

(5)           seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to each of the undersigned’s attorneys-in-fact appointed by this Power of Attorney and approves and ratifies any such release of information; and

(6)           take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any of such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys-in-fact may approve in his or her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to act separately and to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any of such attorneys-in-fact, or the substitute or substitutes of any of such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 13(d) or Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5, Form 144 and Schedule 13D or Schedule 13G (including any amendments thereto) with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

The undersigned agrees to hold the attorneys-in-fact, or either one of them, jointly and severally, free and harmless from any and all loss, damage or liability that they, or either one of them, may sustain as a result of any action taken in good faith hereunder and not due to the attorney-in-fact’s own negligence, misconduct or bad faith.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 2 day of February, 2021.

Signature:	/s/David B. Juran

Name:	David B. Juran